EXHIBIT 16.1

                           Oatley & Hansen Letterhead

  July 22, 2002

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by NELX, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 11, 2002. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,

  /s/Oatley & Hansen, P.C.
  Oatley & Hansen, P.C.